UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2015

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-11852	62-1507028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3310 West End Avenue, Suite 700, Nashville, Tennessee 37203

(Address of Principal Executive Offices and Zip Code)

(615) 269-8175

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 15, 2015, Healthcare Realty Trust Incorporated (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Barclays Capital Inc., with J.P. Morgan Securities LLC and Barclays Capital Inc. acting as representatives of the several underwriters named therein (the “Representatives”), pursuant to which the Company agreed to issue and sell $250 million principal amount of the Company’s 3.875% Senior Notes due 2025 (the “Notes”). The Notes are being sold to the underwriters at an issue price of 99.267% of the principal amount thereof, and the underwriters offered the Notes to the public at a price of 99.917% of the principal amount thereof. The net proceeds of the offering, after underwriting discounts and commissions and estimated expenses of the offering, are approximately $247.7 million. The Company intends to apply the net proceeds from the offering towards the redemption of its unsecured senior notes due 2017. Pending such use, the net proceeds will be applied to outstanding borrowings on the Company’s unsecured credit facility due 2017 and may be used for general corporate purposes. The closing of the transaction is subject to customary closing conditions and is expected to occur on April 24, 2015.

The Notes will mature on May 1, 2025. The Notes will bear interest from April 24, 2015, at the rate of 3.875% per annum, payable semi-annually on May 1 and November 1 of each year, beginning November 1, 2015. The Notes will be direct, unsecured obligations of the Company and rank equally with all of the Company’s existing and future senior and unsecured indebtedness.

The Notes are being sold under a prospectus supplement and the accompanying prospectus filed with the Securities and Exchange Commission pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-194037). This Current Report on Form 8-K is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

The underwriters of the offering and/or their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company and its affiliates, for which they have received and may continue to receive customary fees and commissions. Affiliates of the underwriters act as lenders and/or as agents under the Company’s unsecured credit facility and therefore will receive a portion of the proceeds from the offering.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events.

The Company’s press release announcing the offering is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The Company’s press release announcing the pricing of the offering is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

The Company’s press release announcing the redemption of its unsecured senior notes due 2017 is filed as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

1	Underwriting Agreement dated April 15, 2015 by and among the Company and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein.

12	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Regions Bank pertaining to the Company’s 3.875% Senior Notes due 2025.

99.1	Company press release announcing the offering.

99.2	Company press release announcing the pricing of the 3.875% Senior Notes due 2025.

99.3	Company press release announcing the redemption of its unsecured senior notes due 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: April 16, 2015

EXHIBIT INDEX

Exhibit Number	Description

1	Underwriting Agreement dated April 15, 2015 by and among the Company and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein.

12	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

25	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of Regions Bank pertaining to the Company’s 3.875% Senior Notes due 2025.

99.1	Company press release announcing the offering.

99.2	Company press release announcing the pricing of the 3.875% Senior Notes due 2025.

99.3	Company press release announcing the redemption of its unsecured senior notes due 2017.